Pharming Group N.V. | Board Rules Page 1/11 Exhibit 1.2 Board Rules of Pharming Group N.V. 1 April 2024 Pharming Group N.V. | Board Rules Page 2/11 Exhibit 1.2 INTRODUCTION Article 1. Introduction 1.1 These Board Rules govern the organization, decision-making and other internal matters of the Board. In performing their duties, the Directors shall comply with these Board Rules. 1.2 These Board Rules have been approved by the Board in its meeting of 20 March 2024 and are effective of 1 April 2024. 1.3 These Board Rules shall be posted on the Company’s website. Article 2. Definitions and Interpretation 2.1 In these Board Rules the following definitions shall apply: - Articles of Association: the Company's articles of association; - Board: the Company's board of directors; - Board Rules: the internal rules governing the role and responsibility of the Board as outlined in this document; - Board Meeting: a meeting of the Board; - CEO: the Company's chief executive officer; - Chairperson: the chairperson of the Board; - Committee: the Company’s audit committee, remuneration committee, corporate governance committee, transaction committee, and such other committee as the Board may establish from time to time to the exclusion of the Executive Committee and the Company’s disclosure committee; - Committee Charter: the charter of the relevant Committee or the Executive Committee; - Company: Pharming Group N.V.; - Company Secretary: the Company's company secretary; - Conflict of Interests: direct or indirect personal interest which conflicts with the interests of the Company and of the business connected with it; - Director: a member of the Board; - Executive Committee: the Company's executive committee; - Executive Director: an executive Director; - External Auditor: the auditor or audit firm within the meaning of Section 2:393 of the Dutch Civil Code, engaged to audit the Company's annual accounts and annual report, or the Company's independent outside audit firm for purposes of U.S. laws and regulations (including applicable NASDAQ and/or SEC requirements), as the context may require; - Family Member: a Director's spouse, registered partner or other life companion, foster child or any relative or in-law up to the second degree; - General Meeting: the Company's general meeting; - NASDAQ: the NASDAQ Stock Market; - Non-Executive Director: a non-executive Director; - Profile: the Company's profile for the size, composition, and independence of the group of Non-Executive Directors; - SEC: the U.S. Securities and Exchange Commission; - Simple Majority: more than half of the votes cast; and - Vice-Chairperson: the vice-chairperson of the Board. Pharming Group N.V. | Board Rules Page 3/11 Exhibit 1.2 2.2 References to statutory provisions are to those provisions as they are in force from time to time. 2.3 Terms that are defined in the singular have a corresponding meaning in the plural. 2.4 Except as otherwise required by law, the terms "written" and "in writing" include the use of electronic means of communication. CHAPTER I. BOARD RULES Article 3. Composition 3.1 The Board consists of up to three Executive Directors and up to seven Non-Executive Directors. 3.2 The size, composition and independence of the Board shall be determined taking into consideration the provisions of the Company’s diversity & inclusion policy and the Profile. 3.3 The Directors shall be appointed, suspended, and dismissed in accordance with the Articles of Association and applicable law. 3.4 A person may be appointed as Executive Director for a term of up to four years, without limitation on the number of consecutive terms which an Executive Director may serve. A person may be appointed as Non-Executive Director for a maximum of two consecutive terms of up to four years each and, subsequently, for a maximum of two consecutive terms of up to two years each. 3.5 In the event two or more Executive Directors are in office, the Board may attribute titles to the individual Executive Directors, including (but not limited to) those of "Chief Executive Officer", "Chief Financial Officer" and "Chief Medical Officer". In the event one Executive Director is in office, that Executive Director shall carry the title of "Chief Executive Officer". 3.6 The Board shall elect a Non-Executive Director to be the Chairperson and another Non- Executive Director to be the Vice-Chairperson. The Board may dismiss the Chairperson or the Vice-Chairperson, provided that the Non-Executive Director so dismissed shall subsequently continue their term of office as a Non-Executive Director without having the title of Chairperson or Vice-Chairperson, as the case may be. 3.7 The Chairperson shall not be a former member of the Executive Committee and shall be independent within the meaning of best practice provision 2.1.8 of the Dutch Corporate Governance Code. 3.8 A Director shall retire in the event of inadequate performance, structural incompatibility of interests, and in other instances where early retirement of the Director is considered necessary by the Board. 3.9 The Board shall ensure that: a. the Company has a sound plan in place for the succession of Directors which is aimed at retaining the appropriate balance in the requisite expertise, experience, and diversity on the Board; and b. a retirement schedule is prepared to avoid, as much as possible and practicable, Non-Executive Directors retiring simultaneously. 3.10 The acceptance by an Executive Director of a position as supervisory director or non- Pharming Group N.V. | Board Rules Page 4/11 Exhibit 1.2 executive director with another company or entity shall be subject to the approval of the Board. An Executive Director shall notify the Board in advance of any other position the Executive Director wishes to pursue. Article 4. Duties and Organization 4.1 The Board is charged with the management of the Company, subject to the restrictions contained in the Articles of Association, with the Executive Directors being primarily charged with the Company's day-to-day operations and the Non-Executive Directors being primarily charged with the supervision of the performance of the duties of the Directors. See Annex 1 for the "Allocation and delegation of powers and duties by the Board to the Executive Director(s)”. 4.2 In performing its duties, the Board: a. is guided by the interests of the Company and the business connected with it, thereby carefully considering, and balancing the interests of all stakeholders of the Company and the environment in which the Company operates; b. fosters and maintains a culture focused on sustainable long-term value creation by the Company, financial and non-financial risk awareness, adherence to the Company’s risk appetite, and responsible and ethical behavior within the Company; c. encourages behavior that is in keeping with the Company’s values and propagate these values through leading by example; and d. ensures good communication with its external and internal stakeholders, considering the interests of stakeholders. 4.3 The Board may obtain information from officers and external advisers of the Company to perform their duties, and the Company shall facilitate this. 4.4 All Directors shall follow an induction program geared to their role, covering general financial, social, and legal affairs, financial and sustainable reporting by the Company, specific aspects that are unique to the Company and its business, the Company's corporate culture, the Company's relationship with employees and the responsibilities of a Director under applicable law. 4.5 The Executive Directors shall ensure that internal procedures are established and maintained which safeguard that relevant information is or becomes known to the Board in a timely fashion. 4.6 At least annually, the Board shall evaluate - outside the presence of the Executive Directors - the functioning of the Board, the Committees, and the functioning of the individual Directors, shall discuss the conclusions of such evaluations, and shall identify aspects where the Directors require further training or education. Each Non-Executive Director may require that all Non-Executive Directors be able to express their views confidentially during such evaluation. The evaluation will take place periodically under the supervision of an external expert. When performing the annual evaluation, the Non-Executive Directors shall at least consider: a. substantive aspects; b. conduct and culture; c. the mutual interaction and collaboration among the Board;

Pharming Group N.V. | Board Rules Page 5/11 Exhibit 1.2 d. lessons learned from recent events; and e. the desired profile, composition, competency, and expertise of the Board. Article 5. Chairperson, Vice-Chairperson and Company Secretary 5.1 The Chairperson, in regular consultation with the CEO, shall ensure that: a. the Non-Executive Directors have proper contact with the Executive Directors, the Executive Committee, the Company's employee representatives (if any) and the General Meeting; b. the Board elects a Vice-Chairperson; c. there is sufficient time for deliberation and decision-making by the Board; d. the Directors receive all information that is necessary for the proper performance of their duties in a timely fashion; e. the Board, the Executive Committee and the Committees have a balanced composition and function properly; f. the functioning of individual Directors is reviewed at least annually; g. the Directors follow their induction program, as well as their education or training program; h. the Executive Directors perform activities to create a culture aimed at sustainable long-term value creation for the Company; i. the Board is responsive to signs of misconduct or irregularities from the Company's business and ensures that any material misconduct and irregularities, or suspicions thereof, are reported to the Board without delay; j. the General Meeting proceeds in an orderly and efficient manner; k. effective communication with the Company's investors is assured; and l. the Non-Executive Directors shall be involved closely, and at an early stage, in any merger or takeover process involving the Company. 5.2 If the Chairperson is absent or incapacitated, the Chairperson may be replaced temporarily by the Vice-Chairperson. 5.3 The Chairperson shall act on behalf of the Board as the primary contact for Directors and investors regarding the functioning of Directors, except for the Chairperson himself or herself. The Vice-Chairperson shall fulfil such role regarding the functioning of the Chairperson. 5.4 The Board is supported by a Company Secretary. The Company Secretary shall be appointed and dismissed by the Board. Article 6. Decision-making 6.1 The Board shall meet as often as any Director deems necessary or appropriate. 6.2 Directors are expected to attend Board Meetings and the meetings of the Committees of which they are members. If a Director is frequently absent at such meetings, the Director shall be held accountable by the Board. 6.3 A Board Meeting may be convened by, or at the request of, any Director by means of a written notice sent to all Directors. Notice of a Board Meeting shall include the date, time, place, and agenda for that Board Meeting. Board Meetings can be held through audio- Pharming Group N.V. | Board Rules Page 6/11 Exhibit 1.2 communication facilities. 6.4 All Directors shall be given reasonable notice of at least five days for all Board Meetings unless a shorter notice is required to avoid a delay which could reasonably be expected to have an adverse effect on the Company and/or the business connected with it. 6.5 If a Board Meeting has not been duly convened, resolutions may nevertheless be passed at that Board Meeting if all Directors not present or represented at that Board Meeting have waived compliance with the convening formalities in writing. 6.6 All Board Meetings shall be chaired by the Chairperson or, in their absence, by the Vice- Chairperson or, in their absence, by another Director designated by the Directors present at the relevant Board Meeting. The chairperson of the Board Meeting shall appoint a secretary to prepare the minutes of the proceedings at such Board Meeting. 6.7 Minutes of the proceedings at a Board Meeting shall be sufficient evidence thereof and of the observance (or waiver) of all necessary formalities, provided that such minutes are approved in the next Board Meeting, provided that the chairperson of the relevant Board Meeting may certify the minutes before they have been approved in the next Board Meeting in case such minutes are needed on an urgent basis. 6.8 Each Director may cast one vote in the decision-making of the Board. Invalid votes, blank votes and abstentions shall not be counted as votes cast. 6.9 A Director can be represented by another Director holding a written proxy for the purpose of the deliberations and the decision-making of the Board. 6.10 Resolutions of the Board shall be passed, irrespective of whether this occurs at a Board Meeting or otherwise, by Simple Majority, unless these Board Rules provide differently. 6.11 Where there is a tie in any vote of the Board, the relevant resolution shall not have been passed. 6.12 Resolutions of the Board may, instead of at a Board Meeting, be passed in writing, provided that all Directors are familiar with the resolution to be passed and none of them objects to this decision-making process. Articles 6.8 through 6.11 apply mutatis mutandis. 6.13 Each Director, group of Directors, or Committee can validly pass resolutions in respect of matters which fall under the tasks and duties allocated to such Director, group of Directors, or Committee, respectively, pursuant to these Board Rules or a Committee Charter. 6.14 The Board may require that officers and external advisers of the Company attend Board Meetings. In particular, the Board shall request the External Auditor to attend the Board Meeting where the External Auditor's audit report regarding the Company's financial statements is discussed. Article 7. Conflict of Interest 7.1 A Director shall promptly report any actual or potential Conflict of Interests in a transaction that is of material significance to the Company and/or such Director to the other Directors, providing all relevant information relating to such transaction, including the involvement of any Family Member. 7.2 The determination whether a Director has a Conflict of Interests shall primarily be the responsibility of that Director. However, in case of debate, that determination shall be made by the Board without the Director concerned being present. Pharming Group N.V. | Board Rules Page 7/11 Exhibit 1.2 7.3 A Director shall not participate in the deliberations and decision-making of the Board on a matter in relation to which the Director has a Conflict of Interests. If, as a result thereof, no resolution can be passed by the Board, the resolution may nevertheless be passed by the Board as if none of the Directors has a Conflict of Interests. 7.4 Transactions in respect of which a Director has a Conflict of Interests shall be agreed on arms' length terms. Any such transactions where the Conflict of Interests is of material significance to the Company and/or to the Director concerned shall be subject to the approval of the Board. 7.5 To avoid potential Conflicts of Interests, or the appearance thereof, Directors shall not: a. enter into competition with the Company; b. demand or accept substantial gifts from the Company for themselves or for their respective Family Members; c. provide unjustified advantages to third parties to the detriment of the Company; d. take advantage of business opportunities to which the Company would be entitled for themselves or for their respective Family Members. 7.6 The Company shall not grant its Directors or their respective Family Members any personal loans, guarantees or similar financial arrangements. 7.7 This Article 7 applies without prejudice to the Board Rules under the Company's related person transaction policy concerning decision-making with respect to related person transactions in which a Director is involved. Article 8. Ownership of and Trading in Financial Instruments 8.1 The Directors shall be subject to the Company's insider trading policy. In addition, each Director shall practice great reticence: a. when trading in shares or other financial instruments issued by another listed company, if this could reasonably create the appearance of such Director violating applicable insider trading and/or market manipulation prohibitions; and b. when trading in shares or other financial instruments issued by another listed company which is a direct competitor of the Company. 8.2 This Article 8 applies without prejudice to the Company's code of conduct and its insider trading policy. Article 9. Executive Committee 9.1 The Executive Committee supports the CEO in performing their tasks and shall be subject to this Article 9 and its Committee Charter. 9.2 Unless the Committee Charter provides differently, Article 6 of the Board Rules applies mutatis mutandis to the decision-making of the Executive Committee, provided that references to the Chairperson should be interpreted as being references to the chairperson of the Executive Committee and no Vice-Chairperson shall be appointed for the Executive Committee. 9.3 The Board shall regularly review and discuss the reports received from the Executive Committee. Pharming Group N.V. | Board Rules Page 8/11 Exhibit 1.2 Article 10. Committees 10.1 Each Committee shall be subject to this Article 10 and its respective Committee Charter. 10.2 Unless the relevant Committee Charter provides differently, Article 6 of the Board Rules applies mutatis mutandis to the decision-making of each Committee, provided that references to the Chairperson should be interpreted as being references to the chairperson of the relevant Committee and no Vice-Chairperson shall be appointed for a Committee. 10.3 The Board shall regularly review and discuss the reports received from the respective Committees. CHAPTER II. OTHER PROVISIONS Article 11. Amendments and Deviations 11.1 Pursuant to a resolution to that effect, the Board may amend or supplement these Board Rules and allow temporary deviations from these Board Rules, subject to ongoing compliance with applicable law and stock exchange requirements. 11.2 The Board shall review and re-assess these Board Rules every two years or earlier if required due to regulatory changes and/or business developments. Article 12. Governing law and Jurisdiction These Board Rules shall be governed by and shall be construed in accordance with the laws of the Netherlands. Any dispute arising in connection with these Board Rules shall be submitted to the exclusive jurisdiction of the competent court in Amsterdam, the Netherlands.

Pharming Group N.V. | Board Rules Page 9/11 Exhibit 1.2 ANNEX 1 ALLOCATION AND DELEGATION OF POWERS AND DUTIES BY THE BOARD TO THE EXECUTIVE DIRECTOR(S) 1. Introduction 1.1. This Annex forms an integral part of the Board Rules, and therefore the same definitions are used as included in article 2 of the Board Rules. 1.2. Article 16.4 of the Company’s Articles of Association authorizes the Board to determine in writing, in or pursuant to the Board Rules or otherwise pursuant to resolutions adopted by the Board, that one or more members of the Directors can validly pass resolutions in respect of matters which fall under their duties. 1.3. The Articles of Association and the Board Rules also provide that the Executive Director(s) shall be primarily charged with the Company’s day-to-day operations. 1.4. This Annex 1 “Allocation and delegation of powers and duties by the Board to the Executive Director(s)” aims to give clear guidance on the tasks and duties and the decision-making powers as allocated and delegated to the Executive Director(s), supported by the Executive Committee, in accordance with Article 16.4 of the Articles of Association and the Board Rules. 1.5. This Annex supplements the Board Rules, without prejudice to the Board Rules and regulations as set forth therein and each time subject to the provisions of the Articles of Association. 2. Delegation 2.1. The Board allocates to the Executive Director(s) all its tasks and duties, and delegates to the Executive Director(s) all decision-making powers, regarding the following matters, subject to the provisions set forth in the Articles of Association and the Board Rules: i. management of the day-to-day business and operations of the Company and its subsidiaries in accordance with Company’s mission, vision, and core values; ii. execution of the sustainable long-term strategy of the Company as approved by the Board; iii. setting, and updating, if necessary, commercial strategies, budgets, standards and values and performance targets both (i) at business and department level and (ii) for the Company’s subsidiaries, in accordance with the approved strategy, budget, corporate standards and values and targets at Company level; iv. execution of the Company's risk management and internal controls regarding the business and operations of the Company and its subsidiaries and the effective functioning of the internal control framework; v. execution and monitoring of the Company’s environmental, social & governance program as approved by the Board; vi. nominations, appointments, dismissals, appraisals, performance management and succession planning for the members of the Executive Committee, excluding the Executive Director(s) (all appointments and dismissals of the members of the Executive Committee subject to approval by the Board, upon recommendation of the Corporate Governance Committee), and for the heads of divisions and other Pharming Group N.V. | Board Rules Page 10/11 Exhibit 1.2 senior executives of the Company and its subsidiaries; vii. execution of the Company’s remuneration policy and other benefits policies and incentive programs, as approved by the Board (to the extent required), for all staff members of the Company and its subsidiaries, excluding the CEO and the other members of the Executive Committee; viii. determining, or changing, the managerial structure of the business and the respective departments of the Company and its subsidiaries; ix. financial contributions, grants, or other sponsorships to or for third parties within the approved budget and in accordance with internal policies; transactions, expenditures, or investments up to an amount of five million euro/USD (EUR/USD 5,000,000) per transaction or a series of related transactions, except for Related Person Transactions as discussed in Article 2.2 below; x. initiating, changing, or terminating drug development programs, clinical trials, other programs or projects and partnerships, in furtherance of the strategy and the business and operations of the Company and its subsidiaries, unless of far- reaching significance to the Company or requiring an investment in excess of the threshold as identified sub ix.; xi. formulating, updating, and issuing policies with respect to the internal organization of and the business connected with the Company and its subsidiaries; xii. contacts with shareholders, investors, industry organizations, institutions and other external networks and stakeholders in the ordinary course of business, subject to the rules and processes stipulated by the prevailing policy; xiii. management of the Company’s intellectual property portfolio; xiv. decisions on the disclosure of inside information, or the delay of disclosure to the extent permitted, in accordance with the applicable laws and regulations, subject to the post notification of the Board as soon as reasonably practical; xv. engagement of consultants or other third-party advisors for any of the tasks and duties as allocated hereinabove. 2.2. Without prejudice to the provisions set forth in the Articles of Association and the Board Rules, and subject to applicable law and stock exchange requirements, at least the following matters shall require a decision, or an approval, of the full Board: i. adoption of, or amendments to, the Company’s strategy; ii. approval of, or amendments to, the Company’s annual budget and (financial and non-financial) objectives and targets; iii. approval of, or amendments to, the Company’s corporate standards, culture, and values; iv. transactions, expenditures, or investments that will either cause an overrun of the approved annual budget, or that exceed the amount of five million euro (EUR/USD 5,000,000) per transaction or a series of related transactions; v. participation by the Company or a subsidiary in the capital of another company, as well as a significant increase or decrease of such participation; vi. entering into or terminating a long-term co-operation by the Company with another legal entity or company, if that co-operation or termination of co- Pharming Group N.V. | Board Rules Page 11/11 Exhibit 1.2 operation is of major significance to the Company; vii. acquisitions, disposals, the entering into of financing arrangements (whether as lender, borrower, guarantor or obligor), the creation of security rights, the granting of suretyships, joint liabilities, indemnities and guarantees; viii. approval of the Company’s internal control framework and any changes thereto; ix. entering into, amending or terminating any Related Person Transaction as defined in the Company’s Related Person Policy; x. approval of procedures established for reporting of actual or suspected misconduct or irregularities, or any changes thereto; xi. approval of the Company's code of conduct, or any changes thereto (whether or not such deviations are of a temporary or continuous nature); xii. execution of the Company’s remuneration policy and other benefits policies and incentive program, for the members of the Executive Committee. xiii. the termination of the employment of a considerable number of the Company's, or a subsidiary's, employees simultaneously or within a short period of time; xiv. a significant change in the employment conditions of a substantial number of the Company's, or a subsidiary’s, employees.